Exhibit 10.1
EXECUTION VERSION
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 2, 2023 (this “Amendment”), is entered into among Peloton Interactive, Inc., a Delaware corporation (the “Borrower”), the Revolving Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the several banks and other financial institutions party thereto and the Administrative Agent entered into that certain Amendment and Restatement Agreement, dated as of May 25, 2022 (the “Amendment and Restatement Agreement” and the Second Amended and Restated Credit Agreement attached to the Amendment and Restatement Agreement, as amended by the First Amendment, dated as of August 24, 2022, and as further amended, supplemented or otherwise modified prior to the Second Amendment to Second Amended and Restated Credit Agreement Effective Date (as defined below), the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Amended Credit Agreement);
WHEREAS, pursuant to Section 9.02 of the Existing Credit Agreement and the definition of “Required Lenders” as set forth in the Existing Credit Agreement, the Borrower, Lenders constituting the Required Revolving Lenders and the Administrative Agent may amend the Existing Credit Agreement as set forth herein; and
WHEREAS, in reliance on the foregoing, upon the terms and subject to the conditions set forth in this Agreement, effective as of the Second Amendment to Second Amended and Restated Credit Agreement Effective Date, the Borrower, Lenders party hereto (which Lenders as of the date hereof constitute the “Required Revolving Lenders” under and as defined in the Existing Credit Agreement) and the Administrative Agent agree to amend the Existing Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments; Reduction of Revolving Commitments.
(a)On the Second Amendment to Second Amended and Restated Credit Agreement Effective Date, the Existing Credit Agreement is hereby amended as follows:
(i)The definition of “2021 Consenting Commitments” in Section 1.01 of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:
““2021 Consenting Commitments” means the Revolving Commitments of the Consenting Lenders, as defined in the Second Amendment. The initial amount of each Lender’s 2021 Consenting Commitment as of the Second Amendment to Second Amended and Restated Credit Agreement Effective Date is set forth on Schedule 2.01. The aggregate amount of the Lenders’ 2021 Consenting Commitments as of the Second Amendment to Second Amended and Restated Credit Agreement Effective Date is $372,000,000.”
(ii)The definition of “2021 Non-Consenting Commitments” in Section 1.01 of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:

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““2021 Non-Consenting Commitments” means the Revolving Commitments of the Lenders that are not Consenting Lenders, as defined in the Second Amendment. The initial amount of each Lender’s 2021 Non-Consenting Commitment as of the Second Amendment to Second Amended and Restated Credit Agreement Effective Date is set forth on Schedule 2.01. The aggregate amount of the Lenders’ 2021 Non-Consenting Commitments as of the Second Amendment to Second Amended and Restated Credit Agreement Effective Date is $28,000,000.”
(iii)The definition of “Required Lenders” in Section 1.01 of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:
““Required Lenders” means, at any time:
(1) with respect to (i) any amendment or other modification of Section 6.10 (or for the purposes of determining compliance with Section 6.10, any defined terms used therein), (ii) any waiver or consent to any Default or Event of Default resulting from a breach of Section 6.10, (iii) any alteration of the rights or remedies of the Required Revolving Lenders arising pursuant to Article 7 as a result of a breach of Section 6.10, (iv) any waiver of any condition precedent set forth in Section 4.02 with respect to any extension of credit involving a Revolving Credit Facility or (v) any amendment or other modification to (a) the definition of “Total Revolving Credit Utilization Cap” or (b) the calculation and implementation thereof under this Agreement, means the Required Revolving Lenders only;
(2) to the extent clause (1) is not applicable, means (i) both the Required Revolving Lenders and Lenders having Revolving Credit Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments of all Lenders at such time, or (ii) at any time after the Commitments of all Lenders shall have been terminated, both clause (b) of Required Revolving Lenders and Lenders holding more than 50% of the total Revolving Credit Exposures and Term Loans at such time;
provided that, for purposes of this definition of “Required Lenders”, a Lender and its Affiliates shall be deemed to be one Lender. The Revolving Credit Exposure, Term Loan and Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.”
(iv)Section 1.01 of the Existing Credit Agreement is hereby amended to include the following definitions in appropriate alphabetical order:
“Second Amendment to Second Amended and Restated Credit Agreement” means the Second Amendment to Second Amended and Restated Credit Agreement, dated as of May 2, 2023.
“Second Amendment to Second Amended and Restated Credit Agreement Effective Date” has the meaning given to such term in the Second Amendment to Second Amended and Restated Credit Agreement.
“Total Revolving Credit Utilization Cap” means, at any date of determination, the lesser of (a) the sum of all Revolving Commitments of all Revolving Lenders in effect as of such date and (b) an amount equal to

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the “Subscription” revenue of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed fiscal quarter of the Borrower ended prior to such date, as shown on the most recent income statement of the Borrower delivered pursuant to Section 5.01(a) or (b) (each date on which such income statement is delivered, a “Total Revolving Credit Utilization Cap Measurement Date”). For the avoidance of doubt, the Total Revolving Credit Utilization Cap shall only be adjusted upward or downward on each Total Revolving Credit Utilization Cap Measurement Date.
“Total Revolving Credit Utilization Cap Measurement Date” has the meaning specified in the definition of “Total Revolving Credit Utilization Cap”.
(v)The first paragraph of Section 2.01 of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:
“Subject to the terms and conditions set forth herein, (a) each Revolving Lender severally agrees to make Revolving Loans in Dollars and, after any Alternative Currency Effective Date, each applicable Alternative Currency, to the Borrower from time to time during the applicable Availability Period in an aggregate principal amount that will not result in (i) the Dollar Equivalent of such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment or (ii) the sum of the Dollar Equivalents of the total Revolving Credit Exposures of all Revolving Lenders exceeding the total Revolving Commitments of all Revolving Lenders or (iii) the sum of the Dollar Equivalents of the total Revolving Credit Exposures of all Revolving Lenders exceeding the Total Revolving Credit Utilization Cap as in effect on the most recent Total Revolving Credit Utilization Cap Measurement Date and (b) each Initial Term Lender severally agrees to make to the Borrower Initial Term Loans in an amount equal to such Initial Term Lender’s Initial Term Commitment on the Second Restatement Effective Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.18).”
(vi)Section 2.08(c) of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:
“(c) The Borrower shall (i) from time to time prepay the Revolving Loans to the extent necessary so that the aggregate principal amount of all outstanding Revolving Loans shall not at any time exceed the Revolving Commitments of such Class then in effect and (ii) on or prior to the date that is five (5) Business Days after each Total Revolving Credit Utilization Cap Measurement Date, prepay the Revolving Loans to the extent necessary so that the aggregate Revolving Credit Exposure of all Revolving Lenders shall not exceed the aggregate Total Revolving Credit Utilization Cap as in effect on the most recent Total Revolving Credit Utilization Cap Measurement Date.”
(vii)Section 2.08(d) of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:

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“If (i) other than as a result of fluctuations in currency exchange rates, (A) the Dollar Equivalent of the relevant Lenders’ aggregate Revolving Credit Exposures in respect of any Class (calculated, with respect to any LC Exposure denominated in an Alternative Currency, as of the most recent Revaluation Date with respect to such LC Exposure) exceeds the aggregate Revolving Commitments of such Class then in effect or (B) the Dollar Equivalent of all Lenders’ aggregate Revolving Credit Exposures (calculated, with respect to any LC Exposure denominated in an Alternative Currency, as of the most recent Revaluation Date with respect to such LC Exposure) exceeds the Total Revolving Credit Utilization Cap as in effect on the most recent Total Revolving Credit Utilization Cap Measurement Date, or (ii) solely as a result of fluctuations in currency exchange rates, (A) the Dollar Equivalent of the relevant Lenders’ aggregate Revolving Credit Exposures in respect of any Class (so calculated), as of the most recent Revaluation Date, exceeds one hundred ten percent (110%) of the aggregate Revolving Commitments of such Class then in effect or (B) the Dollar Equivalent of the Lenders’ aggregate Revolving Credit Exposures as of the most recent Revaluation Date, exceeds one hundred ten percent (110%) of the Total Revolving Credit Utilization Cap as in effect on the most recent Total Revolving Credit Utilization Cap Measurement Date, the Borrower shall immediately (or, if the Revolving Credit Exposures exceed the Total Revolving Credit Utilization Cap then in effect as set forth in clause (i)(B) above, on or prior to the date that is five (5) Business Days after the applicable Total Revolving Credit Utilization Cap Measurement Date) repay Borrowings and/or cash collateralize LC Exposure in accordance with the procedures set forth in Section 2.17(d) in an aggregate principal amount sufficient to cause the Dollar Equivalent of the relevant Lenders' aggregate Revolving Credit Exposures in respect of such Class (so calculated) or the Dollar Equivalent of all Lenders’ aggregate Revolving Credit Exposures, as applicable, to be less than or equal to the aggregate Revolving Commitments of such Class then in effect or the Total Revolving Credit Utilization Cap then in effect, as applicable.”

(viii)The last sentence of Section 2.19(a) of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:
“Notwithstanding anything herein to the contrary, (i) the Borrower shall not request, and no Issuing Bank shall issue, any Letter of Credit the proceeds of which would be made to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country, region or territory, that at the time of such funding is a Sanctioned Country or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) no Issuing Bank shall have any obligation hereunder to issue any Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter in effect applicable to letters of credit generally, (iii) the Borrower shall not request, and no Issuing Bank shall issue, any Letter of Credit if (A) the Dollar Equivalent of the aggregate outstanding amount of Letters of Credit issued by such Issuing Bank would exceed such amount as has been agreed by such Issuing Bank in its sole discretion (or $100,000,000, in the case of JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank) or (B) after giving effect to such issuance of a Letter of Credit, (1) the Dollar Equivalent of any Lender’s Revolving Credit

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Exposure would exceed such Lender’s Revolving Commitment, (2) the sum of the Dollar Equivalents of the total Revolving Credit Exposures of all Lenders would exceed the total Revolving Commitments of all Lenders or (3) the sum of the Dollar Equivalents of the total Revolving Credit Exposures of all Lenders would exceed the Total Revolving Credit Utilization Cap then in effect and (iv) in no event shall Goldman Sachs Lending Partners LLC be required to issue any Letters of Credit denominated in New Taiwan Dollars.”
(ix)Section 6.10 of the Existing Credit Agreement is hereby amended and replaced in its entirety as follows:
“Solely for the benefit of the Revolving Facility,
(a)
(i)Prior to the Conversion Date, the Borrower will not, and will not permit any of its Subsidiaries to, permit Total Liquidity, at any time when any Revolving Loan is borrowed or outstanding, to be less than $250,000,000.
(ii)Notwithstanding anything to the contrary herein or in any other Loan Document, on and after the Conversion Date, the covenant set forth in the foregoing clause (a)(i) shall cease to be in effect for any purpose of the Loan Documents.
(b) With respect to each Measurement Period ending on or after the Conversion Date, the Borrower will not permit the Senior Secured Net Leverage Ratio as of the last day of such Measurement Period to be greater than 3.00 to 1.00.”
(b)Pursuant to Section 2.06 of the Existing Credit Agreement, the Borrower hereby notifies the Administrative Agent that, effective on the Second Amendment to Second Amended and Restated Credit Agreement Effective Date, the 2021 Consenting Commitments and the 2021 Non-Consenting Commitments each shall be reduced to the amounts set forth in Annex A to this Amendment, and the Borrower and the Required Revolving Lenders hereby agree that any notice period set forth in the Credit Agreement with respect to reductions to the Revolving Commitments of any Class shall not apply to the reductions set forth in this Section 1(b). On the Second Amendment to Second Amended and Restated Credit Agreement Effective Date, the tables set forth directly under “2021 Consenting Commitments” and “2021 Non-Consenting Commitments” in Schedule 2.01 to the Existing Credit Agreement are hereby amended and restated in their entirety as set forth in Annex A to this Amendment.

SECTION 2.Conditions Precedent to Effectiveness. This Agreement shall become effective on the first date (the “Second Amendment to Second Amended and Restated Credit Agreement Effective Date”) on which all the following conditions are satisfied:
(a)The Administrative Agent (or its counsel) shall have received from each party hereto, including Lenders constituting the “Required Revolving Lenders” under and as defined in the Existing Credit Agreement, a counterpart of this Amendment signed on behalf of such party.

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(b)The Administrative Agent shall have received a reaffirmation agreement in respect of the Security Agreement, executed and delivered by each Loan Party and in form and substance reasonably acceptable to the Administrative Agent.
(c)Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Second Amendment to Second Amended and Restated Credit Agreement Effective Date.
(d)As of the Second Amendment to Second Amended and Restated Credit Agreement Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 3 of this Amendment and in Article 3 of the Existing Credit Agreement shall be true and correct in all material respects, except that (i) for purposes of this clause (d), the representations and warranties contained in Section 3.04(a) of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01 of the Existing Credit Agreement, (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (iii) to the extent that such representations and warranties are already qualified or modified by materiality in the text thereof, they shall be true and correct in all respects.
(e)The Lenders party hereto and the Administrative Agent shall have received on or before the Second Amendment to Second Amended and Restated Credit Agreement Effective Date payment of all expenses required to be reimbursed by the Borrower for which invoices have been presented at least two (2) Business Days prior to the Second Amendment to Second Amended and Restated Credit Agreement Effective Date.
SECTION 3.Representations and Warranties. In order to induce the Lenders party hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders that (a) this Amendment has been duly authorized by all necessary organizational actions and, if required, actions by equity holders of the Borrower and (b) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4.Continuing Effect; No Novation. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or any Lender to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Existing Credit Agreement, the other Loan Documents, applicable law and/or equity. Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Existing Credit Agreement as amended and

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restated by this Amendment and the term “Loan Documents” in the Amended Credit Agreement and the other Loan Documents shall include this Amendment. Neither this Amendment nor the execution, delivery or effectiveness of this Amendment shall extinguish the obligations outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Amendment, the Amended Credit Agreement, the Security Documents, the other Loan Documents or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of Borrower or any other Loan Party from any of its obligations and liabilities as a “Borrower,” “Guarantor,” or “Loan Party,” under the Existing Credit Agreement or any other Loan Document. Each of the Existing Credit Agreement, the Security Documents and the other Loan Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.
SECTION 5.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Amended Credit Agreement or the other Loan Documents.
SECTION 7.Loan Document. This Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement. For the avoidance of doubt, the provisions of Sections 9.03 and 9.14 of the Existing Credit Agreement are incorporated herein, mutatis mutandis, as if such provisions were set forth herein in their entirety, and such provisions shall apply to this Amendment.
SECTION 8.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives

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any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
SECTION 9.Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

PELOTON INTERACTIVE, INC.,
as the Borrower
By:    /s/ Michael Stanton
Name: Michael Stanton
Title: Treasurer

[Second Amendment to Second Amended and Restated Credit Agreement]|

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and a Revolving Lender
By:    /s/ Shiv Kariwala
Name: Shiv Kariwala
Title: Authorized Officer

[Second Amendment to Second Amended and Restated Credit Agreement]|

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Revolving Lender
By:    /s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

[Second Amendment to Second Amended and Restated Credit Agreement]|

Citibank, N.A.,
as a Revolving Lender
By:    /s/ Kyle Scanlon
Name: Kyle Scanlon
Title: Authorized Signatory

[Second Amendment to Second Amended and Restated Credit Agreement]|

BARCLAYS BANK PLC,
as a Revolving Lender
By:    /s/ Sean Duggan
Name: Sean Duggan

[Second Amendment to Second Amended and Restated Credit Agreement]|